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                                                                      EXHIBIT 11


                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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

                                                         Three Months Ended               Six Months Ended
                                                             December 31,                    December 31,
                                                    ----------------------------     ---------------------------
                                                        1999            1998            1999            1998
                                                    -----------     ------------     -----------     -----------
Basic and diluted weighted average common shares     16,079,746        7,159,658      16,073,450       7,137,858
                                                    ===========     ============     ===========     ===========

Net Loss                                            $(1,416,554)    $ (1,047,725)    $(2,836,095)    $(1,589,471)
                                                    ===========     ============     ===========     ===========

Basic and diluted loss per common share             $     (0.09)    $      (0.15)    $     (0.18)    $     (0.22)
                                                    ===========     ============     ===========     ===========

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